AMENDMENT AND WAIVER TO CERTIFICATE OF
                   DESIGNATIONS PREFERENCES AND RIGHTS OF THE
                     SERIES OF THE PREFERRED STOCK OF COVOL
                  TECHNOLOGIES, INC. TO BE DESIGNATED SERIES D
                        CUMULATIVE CONVERTIBLE PREFERRED
                    STOCK(THE "CERTIFICATE OF DESIGNATIONS")

         THIS  AMENDMENT AND WAIVER TO THE  CERTIFICATE  OF  DESIGNATIONS  (this
"Amendment"), dated as of March 15, 2000, by and between COVOL TECHNOLOGIES, INC., a Delaware corporation (the "Company") and OZ Master Fund, Ltd. (the "Stockholder"), the sole holder of Series D Cumulative Convertible Preferred Stock of the Company (the "Series D Stock"),

                              W I T N E S S E T H:

         WHEREAS, the Company may cease to be listed on the Nasdaq Stock Market if the Company does not increase the amount of its stockholders' equity; and

         WHEREAS, amending the Certificate of Designations to remove the mandatory redemption provisions contained therein will permit the Series D Stock to be included in stockholders' equity and thereby may help prevent delisting from the Nasdaq Stock Market; and

         WHEREAS, the Stockholder desires the increased liquidity that the Company's listing on the Nasdaq Stock Market provides; and

         WHEREAS, the Stockholder holds 100% of the issued and outstanding Preferred Stock; and

         WHEREAS, the parties desire to amend the Certificate of Designations to remove the mandatory redemption provisions therein and to make other changes as more specifically provided for herein; and

         WHEREAS, the Stockholder is willing to waive any provisions under the Certificate of Designations which may have been violated prior to the date hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Certificate of Designations has the meaning assigned to such term in the Certificate of Designations.

         2.       Amendment.

         (a) Section 1A of the Certificate of Designations is hereby amended by inserting the

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

phrase "under Section 4 hereof"  immediately  prior to the final comma of clause
(i) thereof.

         (b) The title to Section 4 of the Certificate of Designations is hereby changed to "Optional Redemption by the Company."

         (c) Section 4B of the Certificate of Designations is hereby deleted in its entirety and replaced by the following new Section 4B:

         "4B. Redemption Payments.  For each Share which is to be redeemed under
         Section 4A, the Company shall provide a notice of redemption pursuant to Section 4C which shall specify the number of Shares to be redeemed under Section 4A and the Redemption Date upon which the Company will pay to the holder thereof(upon surrender by such holder at the Company's principal office of the certificate representing such Share) an amount in cash in immediately available funds equal to the Redemption Price of such Share (plus all accrued and unpaid dividends thereon)."

         (d) Section 4C of the Certificate of Designations is hereby amended by deleting the parenthetical "(other than a redemption at the request of a holder or holders of Preferred Stock)" found therein.

         (e) Section 4H of the Certificate of Designations is hereby deleted in its entirety and replaced by the following new Section 4H:

         "4H. Change of Control. If a Change of Control has occurred or the Company obtains knowledge that a Change of Control is proposed to occur, the Company shall give prompt written notice of such Change of Control describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change of Control, and the Company shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. Any holder of Preferred Stock may, at its option convert all or a portion of such holder's Preferred Stock (including any fraction of a Share) into a number of shares of Conversion Stock computed by dividing (A) the sum of (x) the product obtained by multiplying the number of Shares to be converted by $100 and (y) all accrued and unpaid dividends, by (B) the Change of Control Conversion Price.

         For purposes hereof, "Change of Control Conversion Price" shall mean the lower of (1) the lower of (a) the Maximum Conversion Price and (b) 90% of the Market Price of a share of Common Stock on the Business Day immediately preceding the public announcement of the Change of Control transaction and (2) the lower of (c) the Maximum Conversion Price and
         (d) the Market Price of a share of Common Stock on the Business Day immediately following such public announcement. Any holder who elects to convert such holder's Preferred Stock may immediately prior to the consummation of the Change of Control transaction convert all or a portion of such holder's Preferred Stock (including any fraction of a Share) into the number of shares of Conversion Stock calculated as set forth above.

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

                           Upon receipt of a notice of conversion, the Company shall effect the immediate conversion into Common Stock (if the holder has requested conversion into Common Stock). If any proposed Change of Control does not occur, all requests for conversion in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Preferred Stock may rescind such holder's request for conversion by giving written notice of such rescission to the Company.

                           The term "Change of Control" means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Company or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Exchange Act), beneficially owning (as such term is used in the Exchange Act) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances, (b) any sale or transfer of more than 50% of the assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business and excluding the sale of the synthetic fuel facilities set forth on Schedule 8.1(e) of the Purchase Agreement), (c) any merger or consolidation to which the Company is a party, except for a merger in which the Company is the surviving Company, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Company's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board of Directors immediately prior to the merger shall continue to own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors and (d) any Organic Change."

         (f) Section 6E of the Certificate of Designations is hereby amended by deleting the first sentence therein and replacing such sentence with the following new sentence:

         "Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that all the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change".

         (g) Section 6H of the Certificate of Designations is hereby deleted and replace with the following new Section 6H:

         "6H  Intentionally Omitted."

         (h)  Subsections  (ii) and (iii) of  Section 9A of the  Certificate  of
Designations are hereby deleted in their entirety and replaced with the following new subsections (ii) and (iii):

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

         "(ii) the Company fails to make the redemption payment with respect to the Preferred Stock following the giving of notice pursuant to paragraph 4C, whether or not such payment is legally permissible or is prohibited by any agreement to which the Company is subject;

         (iii) the Company breaches or otherwise fails to perform or observe any material provision contained in this Certificate of Designations, in the Purchase Agreement or in the Related Documents (as defined in the Purchase Agreement), as each such document may be amended or modified from time to time, and (other than with respect to Section 8.1 or 8.2(m) of the Purchase Agreement, Section 1(f)(i) of the Registration Rights Agreement or paragraph 6 hereof, the breach of or failure to perform which shall result in an immediate Event of Noncompliance) such failure is not cured within fifteen (15) days after the occurrence thereof;"

         (i)  Subsections  (i) and  (ii) of  Section  9B of the  Certificate  of
Designations are hereby deleted in their entirety and replaced with the following new subsections (i) and (ii):

         "(i) If an Event of Noncompliance has occurred and is continuing, (a) any holder of any shares of Preferred Stock then outstanding may demand (by written notice delivered to the Company), notwithstanding any other provision contained herein, the immediate conversion of all or any shares of such holder's or holders' Preferred Stock at the applicable Conversion Price as of the date of such holder's notice and (b) the dividend rate on the Preferred Stock (including any Preferred Stock not converted pursuant to clause (a) above) shall increase immediately by an increment of two percentage points. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases in the event of the occurrence of a subsequent Event of Noncompliance pursuant to this paragraph. The Company shall give prompt written notice of any holder's election for immediate conversion to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for conversion), and each such other holder may demand immediate conversion of all or any portion of such holder's Preferred Stock by giving written notice thereof to the Company within seven days after receipt of the Company's notice. The Company shall convert all Preferred Stock as to which rights under this paragraph have been exercised within 5 days after receipt of the initial demand for conversion

         (ii)     Intentionally Omitted."

         (j) Subsection (vi) of Section 9B of the Certificate of Designations is hereby amended by inserting the following proviso immediately prior to the final period thereof:

         "; provided that in no event shall the Company be obligated to redeem the Preferred Stock"

         (k) Section 12 of the Certificate of Designations is hereby amended by deleting the definition of "Redemption Date" in its entirety and inserting in lieu thereof the following new definition of "Redemption Date":

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

         "Redemption Date" as to any Share means the date specified in the relevant notice of redemption."

         (l) Section 12 of the Certificate of Designations is hereby further amended by deleting the words "date of redemption" found in the definition of "Redemption Price" and inserting in lieu thereof the words "Redemption Date".

         2. Waiver. Notwithstanding the terms and provisions contained in the Certificate of Designations, the Purchase Agreement, the Notes, and the Related Documents (as defined in the Purchase Agreement), the Stockholder, as holder of at all of the outstanding shares of Preferred Stock and all of the outstanding aggregate principal amount of the Notes, hereby waives any occurrence of an Event of Noncompliance that may have arisen prior to the date hereof.

         3. Representations and Warranties. Stockholder represents and warrants that it owns 100% of the issued and outstanding Preferred Stock. Company represents and warrants that it has not issued Preferred Stock to any person other than the Stockholder.

         4. No Mandatory Redemptions. Each of the parties hereto acknowledges that the intent of this Amendment is to eliminate all obligations of the Company to redeem the Preferred Stock, except pursuant to a notice of redemption delivered by the Company pursuant to Section 4c of the Certificate of Designations, as amended by this Amendment. Each of the Company and the Stockholder agrees that in no circumstance shall the Company be obligated to redeem all or any portion of the Preferred Stock, except pursuant to a notice of redemption delivered by the Company pursuant to Section 4C of the Certificate of Designations, as amended by this Amendment.

         5. Effect. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Certificate of Designations, the Purchase Agreement or the Notes.

         6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

         7. Counterparts; Effectiveness; Entire Agreement. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall be effective upon the execution thereof by the Company and the Stockholder.

         8. Ratification of Certificate of Designations. Except as amended hereby, all of the provisions set forth in the Certificate of Designations remain in full force and effect. As of the effective date of this Amendment, any reference to the Certificate of Designations shall mean the Certificate of Designations as supplemented by this Amendment.

         9. Severability. If any provision of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                                     COVOL TECHNOLOGIES, INC.


                                                     By /s/ Kirk A. Benson
                                                        -----------------------
                                                        Its CEO

                                                     OZ MASTER FUND, LTD.


                                                     By /s/ Daniel S. Och
                                                        -----------------------
                                                        Its Managing Member

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